Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 of DayStar Technologies, Inc. of our report dated February 3, 2006, except as to Note 13, which is as of March 14, 2006, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of DayStar Technologies, Inc. for the year ended December 31, 2005.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
August 28, 2006